Unaudited Pro Forma Condensed Consolidated Financial Data

The following unaudited pro forma condensed consolidated balance sheet is derived from the historical balance sheets of the Fortress International Group, Inc., (“Fortress”) and Rubicon Integration LLC (“Rubicon”) as of September 30, 2007. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2007 is derived from the historical financial statements of Fortess and Rubicon for the same period.  The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2006 is derived from the historical statement of operations of Rubicon for the period from inception (August 15, 2006) through December 31, 2006, the historic financial statement of operations of Fortress and those of VTC, LLC and Vortech, LLC (“TSS/Vortech”, which were acquired by Fortress on January 19, 2007) for the year ended December 31, 2006.

The unaudited pro forma condensed consolidated balance sheet gives effect to the acquisition as if it occurred on January 1, 2007, and the unaudited pro forma condensed consolidated statements of operations for the year-ended December 31, 2006 and the nine months ended September 30, 2007 give effect to the acquisition as if it occurred on August 15, 2006.

 The unaudited pro forma condensed consolidated balance sheet and statements of operations reflect Fortress’ November 30, 2007 acquisition of Rubicon for approximately $7.5 million, including acquisition costs, for all of the outstanding capital interest of Rubicon. Total consideration is subject to change based on the outcome of certain possible post-closing working capital and other adjustments. See the Fortress’ Form 8-K as filed with the Securities and Exchange Commission on December 6, 2007 for a description of the possible adjustments. Rubicon provides consulting, owner’s representation and equipment integration services for mission-critical facilities to corporate customers across the United States.

Management believes that, on the basis set forth herein, the pro forma statements reflect a reasonable estimate of the Rubicon acquisition based on currently available information. The acquisition is accounted for under the purchase method of accounting. The allocation of purchase price is based upon the estimated fair value of assets acquired and liabilities assumed. Certain of the purchase price allocations reflected in the Pro Forma Statements are preliminary and may be different from the final allocation of the purchase price and any such differences may be material. The pro forma financial data is presented for informational purposes only and does not purport to represent what the Company’s financial position or results of operations would have been had the Rubicon acquisition in fact occurred on the dates assumed or that may result from future operations. The pro forma data should be read in conjunction with the Company’s Consolidated Financial Statements and Rubicon’s financial statements and related notes thereto.

FORTRESS INTERNATIONAL GROUP, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
September 30, 2007

			Pro forma		Pro forma
	Fortress	Rubicon	Adjustments		Combined
ASSETS

Current assets
Cash	$17,930,458	$481,241	$(5,082,222	) (A)	$13,329,477
Contract and other receivables, net	9,021,636	202,685	-		9,224,321
Cost and estimated earnings in excess of billings					-
on uncompleted contracts	4,225,316	-	-		4,225,316
Other prepaid	570,325	1,750	-		572,075
Income taxes recoverable	840,000	-	-		840,000
Total current assets	32,587,735	685,676	(5,082,222	)(A)	28,191,189

Property and equipment, net	1,068,242	1,758	-		1,070,000
Goodwill	16,499,945	-	3,136,098	(A)	19,636,043
Intangibles, net	18,503,881	-	3,193,125	(A)	21,697,006
Other assets	477,352	-	-		477,352
Total assets	$69,137,155	$687,434	$1,247,001		$71,071,590

LIABILITIES AND MEMBERS' EQUITY

Current Liabilities
Notes payable-current portion	$121,692	$-	$1,517,753	(A)	$1,639,445
Accounts payable and accrued expenses	11,617,131	90,555	243,150		11,950,836
Billings in excess of costs and estimated earnings					-
on uncompleted contracts	1,814,612	145	-		1,814,757
Total current liabilities	13,553,435	90,700	1,760,903		15,405,038

Notes payable	7,785,193	-	-		7,785,193

Total liabilities	21,338,628	90,700	1,760,903		23,190,231

Common stock, par value of $.0001 per share	1,193	-	200	(A)	1,393
Additional paid in capital	54,047,798	-	1,247,550	(A)	55,295,348
Treasury stock	(814,197)	-	-		(814,197)
Retained earnings (accumulated deficit)	(5,436,267)	-	(1,164,918)		(6,601,185)
Members' equity	-	596,734	(596,734	) (A)	-
Total liabilities; members' and stockholders' equity	$69,137,155	$687,434	$1,247,001		$71,071,590

See notes to unaudited pro forma condensed consolidated financial statements.

FORTRESS INTERNATIONAL GROUP, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Nine Months Ending September 30, 2007

			Pro Forma			Pro Forma
	Fortress	Rubicon	Adjustments			Combined

Revenue	$32,232,016	$6,823,582	$-			$39,055,598

Cost of revenue	27,378,926	5,861,853	-			33,240,779
Gross profit	4,853,090	961,729	-			5,814,819

Selling, general and administrative	10,026,448	387,333	410,100	(B	)	10,823,881
Depreciation	289,708	586	-			290,294
Amortization of intangibles	1,574,671	8,689	613,875	(C	)	2,197,235
Total operating expenses	11,890,827	396,608	1,023,975			13,311,410

Operating income	(7,037,737)	565,121	(1,023,975)			(7,496,591)

Other income (expense), net	476,388	(29,824)	(140,943)	(D	)	305,621
Net income (loss) before income taxes	(6,561,349)	535,297	(1,164,918)			(7,190,970)

Income tax (benefit)	(349,325)	-	-	(E	)	(349,325)

Net income (loss)	$(6,212,024)	$535,297	$(1,164,918)			$(6,841,645)

Weighted average shares outstanding, basic and diluted	11,743,186					11,943,186	(F)

Net loss per share, basic and diluted	$(0.53)					$(0.57)

See notes to unaudited pro forma condensed consolidated financial statements.

FORTRESS INTERNATIONAL GROUP, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Twelve Months Ending December 31, 2006

				TSS/Vortech		Rubicon
				Pro Forma		Pro Forma			Pro Forma
	Fortress	TSS/Vortech	Rubicon	Adjustments		Adjustments			Combined

Revenue	$-	$60,154,971	$185,860	$-		$-			$60,340,831

Cost of revenue	-	48,172,911	90,970	-		-			48,263,881
Gross profit	-	11,982,060	94,890	-		-			12,076,950

Selling, general and administrative	-	8,165,386	19,352	1,449,337	(G)	546,800	(B	)	10,180,875
Depreciation	-	277,664	-	-		-			277,664
Amortization of intangibles	-	-	46,943	2,468,800	(H)	818,500	(C	)	3,334,243
Formation and operating costs	689,120	-	-	-		-			689,120
Total operating expenses	689,120	8,443,050	66,295	3,918,137		1,365,300			14,481,902

Operating income	(689,120)	3,539,010	28,595	(3,918,137)		(1,365,300)			(2,404,952)

Other income (expense), net	1,666,806	(24,084)	-	(769,867	) (I)	(187,924)	(D	)	684,931
Net income (loss) before income taxes	977,686	3,514,926	28,595	(4,688,004)		(1,553,224)			(1,720,021)

Income tax expense	332,414	-	-	-		-	(E	)	332,414

Net income (loss)	$645,272	$3,514,926	$28,595	$(4,688,004)		$(1,553,224)			$(2,052,435)

Weighted average shares outstanding, basic and diluted	9,550,000								11,596,713	(F)

Net loss per share, basic and diluted	$0.07								$(0.18)

See notes to unaudited pro forma condensed consolidated financial statements.

FORTRESS INTERNATIONAL GROUP, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(A) Calculation of the purchase price of Rubicon by Fortress on November 30, 2007
Cash	$4,500,000
Working capital adjustment paid	293,189
Direct costs incurred	148,090
Common stock issued	1,080,800	*
Contingent promissory note, issued December 31, 2007	1,517,753	**

Total consideration	$7,539,832

Estimated allocation of the purchase price:
Fair value of net tangible assets acquired	$596,734
Fair value of intangbile assets acquired, net:
Goodwill	3,136,098
Tradename	540,000
In-place contracts	50,000
Customer relationships	2,800,000
Covenants not to compete	417,000

Total allocated purchase price	$7,539,832

*	The stock is comprised of 200,000 shares of Fortress common stock valued at $5.40 per share, which is computed as the five day average closing price from November 28, 2007 through December 2, 2007.

**
This contingent note was issued and earned at December 31, 2007, based on achieving peformance targets detailed in the purchase agreement for the month of December 2007. The note is required to be paid January 31, 2007 and includes additional consideration of interest at an annual rate of 6% from the purchase date through December 31, 2007.

(B)
To record increased employee compensation compensation totaling $546,800 and $410,100 for the twelve month period ending December 31, 2006 and the nine month period ending September 30, 2007, respectively.

(C)
To record intangible amortization expense on in place contracts, customer relationships and covenants not to compete over a estimated lives of one year, five years and  two years, respectively, on a straight line basis. Amortization expense totaled $818,500 and $613,875 for the twelve month period ended December 31, 2006 and the nine month period ended September 30, 2007, respectively.

(D)
To reverse interest income to reflect the payment of $4,941,279 as the cash portion of the acquisition, including direct costs and working capital adjustments, which totaled $187,924 and $140,943 for the twelve month period ending December 31, 2006 and the nine month period ending September 30, 2007, respectively.

(E)	There is no tax benefit, as any asset is fully reserved.

(F)	Pro forma net income per share was calculated by dividing pro forma net income by the weighted average number of shares outstanding as follows:

	Twelve Months		Nine Months
	Ended		Ended
	December 31,		September 30,
	2006		2007
Weighted average shares outstanding, as previously filed	9,550,000		11,743,186
TSS/Vortech acquistion	1,846,713	*	-
Rubicon acquisition	200,000	**	200,000

Basic and diluted average shares outstanding	11,596,713		11,943,186

*
Includes 2,602,813 shares of Fortress stock issued in the TSS/Vortech acquisition, which was offset by 756,100 shares repurchased for $4.3 million in cash by Fortress from shareholders voting against the TSS/Vortech acquistion.

**	Includes 200,000 shares of Fortress common stock valued at $5.40 per share, which is computed as the five day average closing price from November 28, 2007 through December 2, 2007.

FORTRESS INTERNATIONAL GROUP, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(CONTINUED)

The following represent TSS/Vortech pro forma adjustments at December 31, 2006:

(G)	Adjustments to selling, general and administrative expenses for the twelve month period ended December 31, 2006 are as follows:

Salary to be paid to a director under an employment agreement entered into in conjunction with the acquisition:	$200,000

Consulting payments to be made to Washington Capital Advisors, LLC under a consulting agreement entered into in conjunction with the acquisition	200,000

Increased compensation expense related to 576,559 shares granted to key employees under restricted share grants issued in conjunction with the acquisition	1,049,337

Total selling, general and administrative expense adjustments for the twelve month period ended December 31, 2006	$1,449,337

(H)
To record increased amortization expense of customer relationships and, in-place contracts totaling $2,012,500 and $456,300, respectively, for the twelve months ended December 31, 2006. The intangibles will be amortized straight line over their respective weighted average lives.

(I)
To reduce interest income and increase interest expense, net by $769,867 for the twelve months ended December 31, 2006. The estimated decrease interest income on cash consideration was $169,867. Increased interest expense on the average outstanding convertible promissory notes issued in conjunction with the acquisition totaled $600,000 for the twelve month period ended December 31, 2006.